Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made this ____ day of ________ 2014 by and between GenCorp, Inc., a Delaware corporation (“GenCorp”), and ___________________ (“Indemnitee”).

RECITALS

WHEREAS, Indemnitee is a [director/officer] of GenCorp; and

WHEREAS, it is in the best interests of GenCorp and its stockholders that Indemnitee continue in Indemnitee’s service to GenCorp as such [director/officer], and that Indemnitee be insulated from the litigation risks associated with such service as permitted under Delaware law and the Certificate of Incorporation of GenCorp (the “Certificate of Incorporation”); and

WHEREAS, to induce Indemnitee to continue in such service, GenCorp wishes to provide, pursuant to Section 145(f) of the General Corporation Law of the State of Delaware (the “DGCL”) and Paragraph (C) of Article Eighth of the Certificate of Incorporation, the indemnification and other rights set forth herein, in addition to and independent of any such rights that Indemnitee may have under the DGCL, the Certificate of Incorporation, the Bylaws of GenCorp (the “Bylaws”), or otherwise (subject, however, to Section 14 of this Agreement),

NOW, THEREFORE, GenCorp and Indemnitee, for and in consideration of the mutual promises and covenants set forth herein and intending to be legally bound hereby, agree as follows:

1.           Indemnification. If Indemnitee was or is made a party to, threatened to be made a party to, or involved as a party, witness, or otherwise in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that Indemnitee is or was a director or officer of GenCorp (any such action, suit, or proceeding, a “Proceeding”), Indemnitee shall be indemnified and held harmless by GenCorp against all expense, liability, and loss (including attorneys’ fees, judgments, fines, other expenses and losses, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) (all such expense, liability, and loss, “Losses”) reasonably incurred or suffered by Indemnitee in connection therewith, and such indemnification shall continue as to Indemnitee after Indemnitee shall have ceased to be such director or officer of GenCorp, and shall inure to the benefit of Indemnitee’s heirs, executors, and administrators.

2.           Advance Indemnification.  GenCorp shall pay to or on behalf of Indemnitee the expenses (including attorneys’ fees) incurred by Indemnitee in any Proceeding, in advance of its final disposition, upon GenCorp’s receipt from or on behalf of Indemnitee of reasonable evidence of such expenses, together with a written undertaking by Indemnitee to repay all amounts so advanced if it shall ultimately be determined by a final, non-appealable order of a court of competent jurisdiction that Indemnitee is not entitled to be indemnified under this Agreement.  If, and to the extent that, such ultimate determination is made, GenCorp shall be entitled to reimbursement by Indemnitee of any amounts paid in advance toward such indemnification pursuant to this Section 2.

3.           Limitation.  The indemnification rights afforded by this Agreement are intended to provide for indemnification, including advance indemnification, of Indemnitee by GenCorp to the fullest extent permitted by the DGCL; provided, however, that except as provided in Section 5 of this Agreement, GenCorp shall indemnify Indemnitee in connection with a proceeding (or part thereof) initiated by Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of GenCorp.

4.           Subrogation.  In the event and to the extent that Indemnitee receives indemnification or advance indemnification hereunder, (a) GenCorp shall be subrogated, to the fullest extent permitted by Delaware law, to any right of action that Indemnitee may have against any third person respecting the loss so indemnified or the expenses so advanced, and (b) Indemnitee shall hold in trust for, and pay to, GenCorp any amounts that Indemnitee may recover in damages or settlement from any third person respecting the loss so indemnified or the expenses so advanced.

5.           Right to Bring Action.  If an amount due under Section 1 or 2 of this Agreement is not paid in full by GenCorp within sixty (60) days (or, in the case of an amount due under Section 2, within twenty (20) days) after a written claim, together with reasonable evidence as to the amount of such claim and the written undertaking required under Section 2, if applicable, has been received by GenCorp, Indemnitee may at any time thereafter bring suit against GenCorp to recover the unpaid amount of the claim, and Indemnitee shall also be entitled to be paid the expense, including reasonable attorneys’ fees, of prosecuting such suit.  In any suit brought by Indemnitee to enforce a right to indemnification or to advance indemnification under this Agreement, or by GenCorp to enforce a right to reimbursement of advanced amounts under this Agreement, the burden of proving that Indemnitee is not entitled to such indemnification or advance indemnification shall be on GenCorp.

6.           Non-Exclusivity.  The rights provided to Indemnitee in Sections 1, 2, and 3 of this Agreement shall supplement, and not supersede or supplant, (a) any insurance that GenCorp may have heretofore purchased and maintained on behalf of Indemnitee or may later purchase and maintain on behalf of Indemnitee, or (b) any right to indemnification or advance indemnification under the Certificate of Incorporation or Bylaws, or any statute or agreement, or otherwise, but only insofar as the Certificate of Incorporation, the Bylaws, such statute or agreement, or such other source may provide broader indemnification or advance indemnification rights than are provided herein.

7.           Non-Assignment.  This Agreement and the parties’ obligations hereunder are non-assignable and non-transferable by either party without the prior written consent of the other party.

8.           Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to principles of conflict of laws to the extent that such principles would cause the laws of any other jurisdiction to apply.

9.           Consent to Jurisdiction; Service of Process.  Each of the parties consents to the personal jurisdiction of, and the laying of venue in, the courts of the State of Delaware, as to any action or proceeding relating to the enforcement, interpretation, or validity of this Agreement.  Each of the parties hereby consents that, in any such action or proceeding, process may be validly served upon such party by delivery in person, by certified mail, return receipt requested, or by Federal Express or a comparable overnight delivery service providing a record of receipt, in each case to the address set forth in Section 10 of this Agreement.

10.         Notices.

(a)           Any written notice, offer, demand, claim, undertaking, invoice, or communication required or permitted to be given or submitted under any provision of this Agreement shall be deemed to have been given or submitted only if (i) personally delivered; (ii) mailed by certified mail, return receipt requested; or (iii) sent by Federal Express or a comparable overnight delivery service providing a record of receipt, in each case to the party’s address as set forth below:

If to Indemnitee:
__________________________
__________________________
__________________________
__________________________

If to GenCorp:
__________________________
__________________________
__________________________
__________________________

(b)           Notices delivered personally or sent by overnight delivery shall be effective upon delivery.  Notices mailed by certified mail, return receipt requested, shall be effective three (3) days after deposit with the United States Postal Service.

(c)           Either party may change such party’s address for purposes of this Agreement by giving written notice of such change to the other party in the manner hereinbefore provided for the giving of notice.

11.         Severability.  If any covenant, condition, term, or provision of this Agreement is found to be illegal by a court of competent jurisdiction, or if the application thereof to any person or any circumstance shall to any extent be determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement, or the application of such covenant, condition, term, or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby but shall be valid and enforceable to the fullest extent permitted by law.

12.         Survival.  Each party agrees that such party’s obligations hereunder shall survive the termination of Indemnitee’s service as a director or officer of GenCorp.

13.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

14.         Entire Agreement.  This Agreement constitutes the entire agreement between the parties concerning its subject matter, and it replaces all earlier agreements between them, whether written or oral, concerning its subject matter.

15.         Section Headings.  The section headings in this Agreement are inserted for convenience only and do not define or limit the scope, extent, or intent of this Agreement or any of the provisions hereof.

IN WITNESS WHEREOF, each party has executed this Agreement effective as of the date and year first above written.

INDEMNITEE

Name:

GENCORP INC.

By:
Name:
Title: